UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2023

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

florida (State or other jurisdiction of incorporation)	001-36605 (Commission File Number)	47-2482414 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PATI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On February 2, 2023, the Company held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). There were 3,501,289 shares of Company common stock entitled to be voted. Of this amount, 2,966,893 shares were represented in person or by proxy at the meeting. Voting results for each matter submitted to a vote at the 2023 Annual Meeting are set forth below:

1.	The shareholders voted to elect each of the five (5) director nominees to serve one-year terms:

Director Nominee	Votes For	Abstentions	Broker Non-Votes
John E. Anderson	2,058,898	517,392	390,603
John D. Baker II	2,315,194	261,096	390,603
Thompson S. Baker II	2,314,066	262,224	390,603
Luke E. Fichthorn III	2,029,892	546,398	390,603
Charles D. Hyman	2,118,879	457,411	390,603
Eric K. Mann	2,283,769	292,521	390,603

2.	The appointment of Hancock Askew & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was ratified by the shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,950,797	13,093	3,003	-

3.	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,175,786	358,272	42,232	390,603

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT TRANSPORTATION HOLDING, INC.
Registrant

Date: February 3, 2023	By:	/s/Matthew C. McNulty
Matthew C. McNulty
Chief Financial Officer